Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of March 21, 2025, by and between DIV TECHNOLOGY WAY, LLC, a Delaware limited liability company (“Landlord”), and ORGANOGENESIS HOLDINGS INC., a Delaware corporation and ORGANOGENESIS INC., Delaware corporation (collectively, jointly and severally, “Tenant”).

R E C I T A L S:

A.
Landlord and Tenant are parties to that certain Lease dated as of November 18, 2024 for certain premises located within the building known as 100 Technology Way, Smithfield, Rhode Island (the “Lease”).
B.
Landlord and Tenant desire to amend the Lease as set forth below.

A G R EE M E N T:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.
Tax Stabilization Agreement. Section 19.26(b) of the Lease contemplates that Tenant may enter into a Tax Stabilization Agreement in connection with obtaining certain tax incentives with respect to the Finish Work and/or operations at the Premises. Tenant and Landlord have signed an application for a Tax Stabilization Agreement and Tenant has requested that Landlord approve and, at the appropriate time hereafter, execute a form of Tax Stabilization Agreement, each in the form attached as part of Schedule 1 to this Amendment (collectively, the “Tax Stabilization Documents”). Landlord has agreed to do so on the following conditions:
(a)
Without limiting in any way Tenant’s obligations under any other provision of the Lease, Tenant shall be solely responsible for and shall defend with counsel approved by Landlord in Landlord’s reasonable discretion (Landlord acknowledging that counsel designated by an insurer being deemed acceptable), indemnify and hold harmless Landlord, all employees, officers, directors, partners, members and shareholders of Landlord, Mortgagees of the Property (as such terms are defined in the Lease) and any other party having an interest therein from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature (collectively, “Claims”, but excluding Landlord’s indirect or consequential damages, it being acknowledged that any Claims by or owing to local, state or federal authorities shall not be deemed to be indirect or consequential) arising, out of or attributable to (i) the execution of the Tax Stabilization Documents except to the extent resulting from the negligence or willful misconduct of Landlord, its employees or representatives, (ii) a breach or default under Tax Stabilization Documents to the extent caused by Tenant’s actions or, where it has an obligation to act, omissions and not caused by the negligence or willful misconduct of Landlord, its employees or representatives, or (iii) Tenant’s breach of its obligations under clause (d), below.

(b)
Without limiting in any way Landlord’s obligations under any other provision of the Lease, Landlord shall be solely responsible for and shall defend with counsel approved by Tenant in Tenant reasonable discretion (Tenant acknowledging that counsel designated by an insurer being deemed acceptable), indemnify and hold harmless Tenant, all employees, officers, directors, partners, members and shareholders of Tenant, from and against any and all Claims (but excluding Tenant’s indirect or consequential damages, it being acknowledged that any Claims by or owing to local, state or federal authorities shall not be deemed to be indirect or consequential) arising, out of or attributable to (i) a breach or default under Tax Stabilization Documents to the extent caused by Landlord’s actions or, where it has an obligation to act, omissions and not caused by the negligence or willful misconduct of Tenant, its employees or representatives or (ii) Landlord’s breach of its obligations under clause (d), below.
(c)
The parties acknowledge and agree that nothing in the Tax Stabilization Documents modifies or amends, or is deemed to modify or amend, the terms of this Lease, including without limitation with respect to (i) the Tenant’s obligation to pay Taxes as and when due hereunder (the parties acknowledging that Taxes includes all amounts due and payable under the Tax Stabilization Documents) and (ii) ownership of any existing additions, fixtures and improvements attached to or installed in or upon the Premises, any Alterations, Existing Equipment and Landlord Funded FF&E, and Landlord’s rights to the same.
(d)
Except for the termination rights expressly set forth in Section 4 of the Tax Stabilization Documents, during the Term of the Lease, neither Landlord nor Tenant shall enter into any modification, amendment or termination of the Tax Stabilization Documents without the written consent of the other, which consent shall not be unreasonably withheld, conditioned, or delayed. Following the expiration of earlier termination of this Lease, Landlord shall have the right to terminate the Tax Stabilization Documents without the consent of Tenant.
(e)
The approval of Tax Stabilization Documents (and expiration of applicable appeal periods) is not anticipated to be obtained prior to March 31, 2025; accordingly, the “Outside Approval Date” set forth in Section 19.26(b) of the Lease for approval of Tax Stabilization Documents and any other state incentives previously conditionally approved by the State of Rhode Island that are contingent on approval of the Tax Stabilization Documents is hereby extended from March 31, 2025 to April 30, 2025 and Landlord acknowledges and agrees that Tenant’s right to terminate the Lease under Section 19.26(b) is exercisable if, prior to the Outside Approval Date, (i) the approval of the Tax Stabilization Documents is granted but timely appealed and such appeal is not dismissed by the Outside Approval Date despite Tenant’s commercially reasonable efforts to obtain dismissal or (ii) any other state incentives previously conditionally approved by the State of Rhode Island that are contingent on approval of the Tax Stabilization Documents are not approved by the State of Rhode Island. If Tenant does not timely exercise its termination right pursuant to Section 19.26(b), then, notwithstanding any such appeal, Tenant shall have no further right to termination thereunder.

(f) Tenant agrees to reimburse Landlord, as Additional Rent, for $25,000.00 on account of Landlord’s third party legal fees in connection with Landlord’s review of the Tax Stabilization Documents and related matters, which reimbursement shall be made within two (2) business days after the execution and delivery of this Amendment. The provisions of this subsection (f) shall survive the expiration or earlier termination of the Lease.

2.
Miscellaneous. Except as modified herein, the Lease and all of the terms and provisions thereof shall remain unmodified and in full force and effect as originally written. In the event of any conflict or inconsistency between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. All terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease. The Recitals set forth above in this Amendment are hereby incorporated by this reference. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting the matters set forth in this Amendment and this Amendment constitutes the parties’ entire agreement with respect to the matters set forth herein. Submission of this instrument for examination does not constitute an offer and is not effective as an Amendment or otherwise until this Amendment has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each.
3.
Counterparts; Signatures. This Amendment may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic signatures utilizing DocuSign or similar method considered to be legally effective under the laws of The Commonwealth of Massachusetts or signatures transmitted by electronic mail in so-called “pdf” format shall be legal and binding and shall have the same full force and effect as if an original of this Amendment had been delivered. Landlord and Tenant (i) intend to be bound by the signatures on any document sent by facsimile or electronic mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Lease based on the foregoing forms of signature.

[Signatures on following page.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

LANDLORD:

DIV TECHNOLOGY WAY, LLC, a

Delaware limited liability company

By: /s/ Jonathan G. Davis

Name: Jonathan G. Davis

Title: Authorized Signatory

TENANT:

ORGANOGENESIS HOLDINGS INC., a

Delaware corporation

By: /s/ Gary S. Gillheeney, Sr.

Name: Gary S. Gillheeney, Sr.

Title: President

ORGANOGENESIS INC., a

Delaware corporation

By: /s/ Gary S. Gillheeney, Sr.

Name: Gary S. Gillheeney, Sr.

Title: President

Schedule 1

Tax Stabilization Documents